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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-3 of Chesapeake Energy Corporation (the "Company") being filed pursuant to Rule 462(b) of (a) our report on the consolidated financial statements of the Company dated September 13, 1996, which appears in such Prospectus and (b) our report on the financial statements of Chesapeake Exploration Limited Partnership ("CEX") dated September 13, 1996, which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of (a) our report on the consolidated financial statements of the Company dated September 13, 1996 appearing on page 28 of the Company's Annual Report on Form 10-K for the year ended June 30, 1996 and (b) our report on the financial statements of CEX dated September 13, 1996 appearing on page 60 of the Company's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                COOPERS & LYBRAND L.L.P.



Oklahoma City, Oklahoma
November 15, 1996